Exhibit 99.4

Company Name: Newmont Company Ticker: NEM US Date: 2019-03-04 Event Description: M&A Update Call Market Cap: 18,076.14 Current PX: 33.935 YTD Change($): -.715 YTD Change(%): -2.063 Bloomberg Estimates - EPS Current Quarter: 0.257 Current Year: 1.193 Bloomberg Estimates - Sales Current Quarter: 1823.500 Current Year: 7891.909 M&A Update Call Company Participants • Gary J Goldberg, 'Chief Executive Officer' • Tom Palmer, 'President and Chief Operating Officer' Other Participants • • • • • • • Matthew Murphy John Bridges Fahad Tariq Josh Wolfson Brian MacArthur Carey MacRury Chris Terry Presentation Operator Good morning, and welcome to the Newmont Goldcorp Transaction Update.(Operator Instructions) After today's presentation, there will be an opportunity to ask questions. Please note, this event is being recorded. I would now like to turn the conference over to Gary Goldberg, Chief Executive Officer. Please go ahead. Gary J Goldberg, 'Chief Executive Officer' Good morning, and thank you for joining us. As you saw this morning, our Board of Directors has unanimously determined that Barrick's unsolicited, hostile all-stock proposal to acquire Newmont is not in the best interests of Newmont's shareholders. Before I start, I'll ask you to review the cautionary statement shown here on slide 2, and refer you to our SEC filings, which can be found on our website at, newmont.com. And on slide 3, you'll find additional information on the proposed transaction. Turning to slide 4, we have summarized some of the factors that informed our Board's unanimous determination that Barrick's proposal is not in the best interest of Newmont shareholders, and that it is inferior to the Goldcorp transaction. The thorough review process our Board undertook with outside advisors, as only reaffirmed our conclusion that our combination with Goldcorp represents the best opportunity to create value for Newmont shareholders. Our analysis demonstrated that the transaction is a superior value creation opportunity for all Newmont shareholders, on all relevant metrics, and that's before taking into account the significant risks associated with Barrick's proposal. The Goldcorp transaction delivers nearly twice the accretion to Newmont's net asset value per share, compared to Barrick's proposal, even when factoring in Barrick's unsubstantiated synergy assumptions. 100% of the potential value creation from Barrick's proposal relies on delivering synergies from a new management team that lacks global operating experience and is only two months into its own transformational integration efforts. We Believe Barrick's proposed share consideration and a portfolio filled with assets in unfavorable jurisdictions, carry significant risks. And as you may have seen in our press release this morning, we have proposed a clear joint venture framework for our Page 1 of 12

Company Name: Newmont Company Ticker: NEM US Date: 2019-03-04 Event Description: M&A Update Call Market Cap: 18,076.14 Current PX: 33.935 YTD Change($): -.715 YTD Change(%): -2.063 Bloomberg Estimates - EPS Current Quarter: 0.257 Current Year: 1.193 Bloomberg Estimates - Sales Current Quarter: 1823.500 Current Year: 7891.909 Nevada related operations with Barrick. To be clear, the Goldcorp transaction and Nevada JV with Barrick are not (SIC) mutually exclusive. Newmont shareholders can benefit from both. Later in the presentation, Tom will discuss the joint venture in greater detail, but first I'd like to describe the reasons behind the Board's determination that Barrick's proposal is inferior. Turning to slide 5. Barrick's egocentric proposal is designed to transfer value from Newmont shareholders to Barrick. Barrick is approaching a clear production decline and needs Newmont's mines and processing facilities. They have yet to provide guidance beyond 2019 and the best the market has, is analysts' estimates projecting their production declining by 12% from 2018 to 2023. Barrick has described their proposal as an unprecedented value creation opportunity, yet it is inferior to the Newmont Goldcorp transaction. Barrick also has a poor M&A track record. We do not believe their operating model is capable of successfully realizing the value of global M&A, particularly when Barrick is still in the very early days of integrating their own transformational transaction. Barrick's motivation is to be the biggest, and deprive Newmont shareholders of the benefits of the Goldcorp transaction. And while Barrick is going through a time of great change, one of the major factors that hindered Barrick's ability to create value in the past remains the same. Turning to slide 6. John Thornton, is still firmly in control of Barrick. There have been numerous missteps in the exchange ratio chart on the slide speaks for itself to the value destruction overseen by Mr.Thornton. Although Barrick's transaction with Randgold resulted in new management, we have no reason to think that investors should have any more confidence in Barrick's ability to effectively operate a global portfolio. Turning to slide 7. There is no doubt that Mark has been successful as an explorer and a geologist. He entered into a number of great joint ventures that created value for Randgold shareholders. However, the numbers do not lie. As an operator, he has not created shareholder value, and he has yet to prove that he can successfully manage or integrate a global portfolio. Turning to slide 8. We believe that Barrick is attempting to bite off substantially more than they can chew. Barrick's new management has no experience integrating acquisitions. Additionally, prior to assuming his new role at Barrick just two months ago, Mark managed only five assets on one continent. He has never managed a global portfolio like Barrick's, with 24 assets in 15 countries across five continents, let alone the scale or complexity contemplated by Barrick's proposal to total of 37 assets on five continents. Barrick's poor ESG performance is also another risk to value creation. Turning to slide 9. In our industry, ESG performance is an increasingly important element of creating value for our shareholders, attracting investment and maintaining social license with communities. Barrick's ESG performance underperforms with a 60 rating on Sustainalytics. At Newmont, ESG performance is important to us and we're proud of our track record in this regard. We've been named the fourth most transparent company in all of the S&P 500 and we have a 95 sustainalytic score. Newmont has also been the recognized ESG leader in the Metals and Mining sector by the Dow Jones Sustainability World Index for an unprecedented fourth consecutive years. We integrate sustainability into all aspects of our business, because it's the right thing to do for our shareholders and other stakeholders. And like Barrick's proposal, their ESG performance carry significant risks for Newmont shareholders. Turning to slide 10. In addition to the risks I've previously mentioned, Barrick's portfolio includes numerous unfavorable jurisdictions with several ongoing and significant operational and sustainability problems. Barrick's proposal would expose Newmont shareholders to some of the most high-risk jurisdictions in the gold mining industry including the DRC , Tanzania, Mali, and Papua New Guinea, among others. And as we have detailed, Barrick's management team lacks experience integrating and managing a global portfolio. To put it simply, the Goldcorp transaction is superior for Newmont shareholders on all relevant metrics. Turning to slide 11. Newmont Goldcorp offer shareholders superior accretion, share of achievable synergies, a stable and experienced team, share price performance, a track record of delivering results, ESG performance, a long-term Page 2 of 12

Company Name: Newmont Company Ticker: NEM US Date: 2019-03-04 Event Description: M&A Update Call Market Cap: 18,076.14 Current PX: 33.935 YTD Change($): -.715 YTD Change(%): -2.063 Bloomberg Estimates - EPS Current Quarter: 0.257 Current Year: 1.193 Bloomberg Estimates - Sales Current Quarter: 1823.500 Current Year: 7891.909 plan, and a superior portfolio and risk profile. The Goldcorp transaction still allows Newmont and Barrick shareholders to capture the synergies in Nevada through the joint venture we have proposed, while avoiding the significant risks of a hostile takeover attempt. Turning to slide 12. Over the last six years, Newmont has executed on our strategy to position our business for long-term success. With a world-class portfolio of assets, the Goldcorp transaction advances that strategy. Goldcorp has a strong portfolio of world-class assets and world-class jurisdictions, and it appears that Mark agrees. Turning to slide 13. In this email from Mark Bristow to Ian Telfer in May 2017, Mark writes , 'in Goldcorp, you have assembled a strong portfolio of assets located in world class districts'. And he goes on to say, 'this is a testament to the company's assets and potential'. I'll now turn it over on slide 14 to Tom Palmer, to walk through additional details regarding the superior Newmont Goldcorp combination. Tom Palmer, 'President and Chief Operating Officer' Thanks, Gary. As you know, we take a very disciplined approach to the financial targets we put out. When we announced the Goldcorp transaction, we outlined the initial process that we had undertaken to identify $100 million per annum in synergies. This estimate was to be largely achieved through G&A, and did not factor in savings and efficiencies from implementation of our full potential program or all of the benefits of integrating the supply chain of Newmont and Goldcorp. Since announcing the transaction, we have completed a lot of integration planning. This has allowed us to provide even greater clarity around the value we expect to deliver. On top of the initial $100 million, we have identified a further $100 million per annum in supply chain improvements, made up of $90 million in procurement efficiencies and $10 million of inventory and system optimization. As we've shared previously, there is an additional $165 million per annum in value by applying our proven, full potential program to the Goldcorp assets. To put it all together, Newmont Goldcorp has to-date identified a total of $365 million per annum in savings and efficiencies, representing value creation potential of over $4.4 billion using the same timeframe and discount rates applied by Barrick in their estimates. And importantly, the Goldcorp transaction is more accretive to Newmont shareholders. Turning to slide 15, the Goldcorp transaction generates nearly twice the accretion to Newmont's net asset value per share and 2020 cash flow per share even if you give Barrick full credit for their unilateral synergy estimates. The Goldcorp transaction is much more accretive to Newmont shareholders and does not depend on achieving synergies from a management team that lacks global operating and transaction integration experience. In order to provide shareholders with additional information about the value we see in this combination, we are announcing our long-term outlook for Newmont Goldcorp. Turning to slide 16. Here's a look at our combined Newmont Goldcorp production profile for the next seven years through to 2025. We expect to have stable, long-term gold production of around 7 million to 8 million attributable ounces per year, before asset divestments and a detailed look at project optimization and resequencing. The orange dotted line shown here is the estimated gold equivalent ounce production from copper, silver, zinc, and lead, which will deliver an additional $1.5 billion in revenue per year. This profile includes production from our combined existing operations as well as the current and midterm projects. The current projects include Borden, Quecher Main, and the Ahafo mill expansion, and the green layer shows production from midterm projects, which include Tanami expansion 2, Yanacocha Sulfides, Ahafo North, and Coffee. Our average annual attributable development capital to support the current and midterm projects will be approximately $600 million per year. Overall, Newmont Goldcorp's stable asset base and robust project pipeline represents a distinct competitive advantage. Turning to slide 17. We are well positioned for the long-term. As you can see over the next seven years, we anticipate producing 7 million to 8 million attributable ounces of gold annually. All in sustaining costs also steadily improved Page 3 of 12

Company Name: Newmont Company Ticker: NEM US Date: 2019-03-04 Event Description: M&A Update Call Market Cap: 18,076.14 Current PX: 33.935 YTD Change($): -.715 YTD Change(%): -2.063 Bloomberg Estimates - EPS Current Quarter: 0.257 Current Year: 1.193 Bloomberg Estimates - Sales Current Quarter: 1823.500 Current Year: 7891.909 from $945 an ounce in 2019, to $830 an ounce in 2025, and adding again that these figures do not include the impact of potential divestitures and additional project optimization and resequencing. We think a fair question for investors to ask Barrick, is where is their long-term guidance? Turning to slide 18. Both Barrick and Randgold were experiencing declining production leading up to their transaction and their 2019 guidance disappointed the market. Turning to slide 19. Barrick is trying to tell you that "bigger is better". We simply don't agree and believe that competition is good for both the industry and for investors. Our companies' risk profiles are distinctly different, as are our operating models, as well as our jurisdictional and political risks, and our approaches to governance and ESG However, we can still realize the vast majority of the synergies Barrick's proposal --of Barrick's proposal through a JV of Newmont and Barrick's Nevada related operations, working together to deliver that value potential. We simply do not agree that a whole company transaction is in the best interest of Newmont shareholders. However, we recognize that substantial benefits can and should be realized for both Newmont and Barrick shareholders through the Nevada JV There is no reason we shouldn't be able to find a solution that unlocks the value of our respective Nevada operations for both sets of shareholders. Mark Bristow built Randgold on partnerships. 100% of Randgold assets were JV's. Today, two thirds of Barrick Randgold assets are joint ventures. In fact, we have two of them with Barrick. And contrary to recent comments from Barrick's representatives, we have long been open to working constructively with Barrick to achieve potential synergies in Nevada. In fact, we're actually doing work together on the ground today in Western Nevada. We were hopeful that with new management of Barrick, we would have a willing partner to sit down with and come to terms on an agreement. In that regard, we have submitted a term sheet to Barrick today for a JV of our Nevada-based operations and made that term sheet available publicly. Turning to slide 20. The proposed JV is modeled on similar terms to other successful joint ventures including ones that Barrick has with Newmont and Goldcorp. The full terms are available on our website, but to summarize, each priority will contribute all Nevada related assets and liabilities to the joint venture. Newmont would hold an economic interest of 45% and Barrick 55%. This economic split is based on consensus NPVs and an equal split of Barrick's estimated synergies. Governance would include a management committee and technical committee with equal representation, enabling Newmont to provide input and leverage our technical expertise, which is critical to maximizing the benefits of the JV Operational management roles would be jointly agreed upon and they would be responsible for day-to-day operations and decision-making. We currently have two joint ventures with Barrick, one at KCGM and the second at Turquoise Ridge. Having had accountability for KCGM for the past five years and our Nevada operations for the past three years as part of my global portfolio, I know both of these JVs and how well our teams work together on the ground. With this experience, I am very confident that if we allow our operating teams in Nevada to come together with an appropriate level of oversight from the parent companies, that they will work constructively to unlock the synergy value on behalf of our shareholders. This can be done without being exposed to the significant risks of Barrick's proposal. Turning the slide 21. Contrary to what others will tell you, Carlin is a highly complex ore body where geochemistry is more important than gold grade. Consequently, it will take technical expertise and know-how to fully realize potential synergies. When you look at the combination of open pits, underground mines, and processing plants, achieving these synergies is not as simple as tearing down a fence. To confirm, we're ready to sit down with Barrick and quickly finalize an agreement to start realizing the benefits for our shareholders. And the Goldcorp transaction and Nevada JV with Barrick are not (SIC) mutually exclusive. Newmont shareholders can benefit from both. With that, I'll turn it back to Gary on slide 22. Gary J Goldberg, 'Chief Executive Officer' Page 4 of 12

Company Name: Newmont Company Ticker: NEM US Date: 2019-03-04 Event Description: M&A Update Call Market Cap: 18,076.14 Current PX: 33.935 YTD Change($): -.715 YTD Change(%): -2.063 Bloomberg Estimates - EPS Current Quarter: 0.257 Current Year: 1.193 Bloomberg Estimates - Sales Current Quarter: 1823.500 Current Year: 7891.909 Thanks Tom. I'll wrap up by identifying the real missing billions, well $1 billion of value. That is the value that Newmont's proven operating model has outperformed Barrick by following the termination of merger discussions. Since January 2014, Newmont has delivered shareholder returns of 65% compared with Barrick's negative 22% over that same period and Randgold, 8%. At Newmont, we have effectively managed our global operations and through operating discipline, we have delivered for our shareholders. Barrick, simply has not. The chart demonstrates this with just a few lines, and in contrast to the significant risks we have detailed of the Barrick approach, the Goldcorp transaction represents a world-class opportunity for Newmont shareholders. And finally, Turning to slide 23. The transaction with Goldcorp creates the strongest portfolio of operating gold mines, projects, and reserves, in favorable jurisdictions. We'll target sustainable long-term production of 6 million to 7 million ounces of gold annually, and we'll deliver stable free cash flow from this steady production, as well as improving costs over a decade-long time horizon. The Goldcorp transaction, which is expected to close in the second quarter, is immediately and significantly accretive. We have identified 4.4 billion of synergies and full potential improvements. Newmont's proven and scalable operating model provides a clear path to delivering these benefits and achieving a successful integration, and will have an industry-leading dividend and an investment-grade balance sheet. We are confident that the Goldcorp transaction represents the best opportunity to create value for Newmont shareholders and we look forward to realizing the significant benefits of the combination. With that, we'll open the line for questions. (Question And Answer) Operator (Operator Instructions) (Operator Instructions) And our first question comes from Matthew Murphy of Barclays. Please go ahead. Matthew Murphy Morning. Wondering if you can provide any color on your thoughts on some of the concerns Barrick has raised about a JV structure, I mean duplicate administration et cetera, how you think you can avoid that under your proposal? Gary J Goldberg, 'Chief Executive Officer' I think, thanks Matthew. I think the key for us is we pattern this proposal across what we've seen and experienced and been involved in terms of successful joint ventures. We put the best of both teams working together to create the best value for both companies at the end of the day. Tom Palmer, 'President and Chief Operating Officer' Matt, Tom Palmer here. We also look at our experience working with Barrick in both the Turquoise Ridge and KCGM, and just see the value of the best operating people coming together and delivering value for both sets of shareholders. The other value that we bring is, as I talked about in one of my slides, it is incredibly complex in Nevada. You need really-really capable mining, processing, and asset management folks. Attracting and retaining those folks and keeping them in places like Elko can be difficult. Page 5 of 12

Company Name: Newmont Company Ticker: NEM US Date: 2019-03-04 Event Description: M&A Update Call Market Cap: 18,076.14 Current PX: 33.935 YTD Change($): -.715 YTD Change(%): -2.063 Bloomberg Estimates - EPS Current Quarter: 0.257 Current Year: 1.193 Bloomberg Estimates - Sales Current Quarter: 1823.500 Current Year: 7891.909 The access to our technical team and the advice and experience that they can bring to ensure the value comes out of Nevada, is a critical element of this JV proposal. Gary J Goldberg, 'Chief Executive Officer' And to be crystal clear, we can do both of these things. We can deliver the value from the Goldcorp transaction and we can work with Barrick to deliver the value from the synergy potential in Nevada. Matthew Murphy Okay and just on the valuations, I mean interested in your thoughts on using consensus NPVs and I mean, let's imagine a scenario where Barrick says, we're not interested in the JV but we would talk about an acquisition of Nevada. I mean how you look at these consensus NPVs? Gary J Goldberg, 'Chief Executive Officer' Matthew, frankly, since we've never been able to sit down and have a decent discussion around valuations and understand each other's assets, the best thing we had available was consensus NAV to go off of and that's what we've used. Matthew Murphy Okay. Thank you. Gary J Goldberg, 'Chief Executive Officer' Thanks. Operator Our next question comes from John Bridges of JPMorgan. Please go ahead. John Bridges Hi, good morning Gary and Tom. Sorry about the sound quality. I am out in the office. Like the JV idea. I'm just wondering if you can talk a little bit about the apples-to-apples comparison on the synergies, very different methodologies there which led to different numbers, which --just wondered if you had time over the weekend to sort of come to some sort of conclusion as to what an apples-to-apples comparison was? Thank you. Gary J Goldberg, 'Chief Executive Officer' Yeah. John at the end of the day, we looked at things from our standpoint as we know them. We've not been able to sit down to be able to analyze what they've put together because they've not been willing to sit down with us. I think that's really Page 6 of 12

Company Name: Newmont Company Ticker: NEM US Date: 2019-03-04 Event Description: M&A Update Call Market Cap: 18,076.14 Current PX: 33.935 YTD Change($): -.715 YTD Change(%): -2.063 Bloomberg Estimates - EPS Current Quarter: 0.257 Current Year: 1.193 Bloomberg Estimates - Sales Current Quarter: 1823.500 Current Year: 7891.909 the logical next step to be able to work out an apples-to-apples comparison. John Bridges Okay. Thanks, Gary. Operator Our next question comes from Fahad Tariq of Credit Suisse. Please go ahead. Gary J Goldberg, 'Chief Executive Officer' Fahad? Fahad, are you there? Fahad Tariq Yep. Can you hear me? Gary J Goldberg, 'Chief Executive Officer' Now we do. Go ahead. Fahad Tariq Sorry about --sorry about that. Thanks for taking my question. On slide 21, you highlight maybe some challenges and optimizing Nevada. What is the confidence level on the $4.7 billion synergy estimate that Barrick has put out and is that a number that you're comfortable with? I know it's feeding into the valuation, and secondly, the time frame for that, the cadence of the synergy they've outlined quite clearly in the presentation, any color on the confidence around some of those numbers would be helpful. Thanks. Tom Palmer, 'President and Chief Operating Officer' Tom here, I'd provide the same answer as Gary gave to John, which is we really need to sit down across the table and talk through those synergy numbers. What I would say is that significant amount of the synergy is kind of come from recovery and grade. And to extract the gold from the ore in Nevada is complex, and you need to have your best technical people involved. And there's significant execution risk if you don't understand that issue and ensure you've got the best technical people involved. We have within Newmont, people who have 30 plus years of experience operating those mines and processing plants and they will be key to unlocking the potential value from a combined set of mines and processing plants. Fahad Tariq Page 7 of 12

Company Name: Newmont Company Ticker: NEM US Date: 2019-03-04 Event Description: M&A Update Call Market Cap: 18,076.14 Current PX: 33.935 YTD Change($): -.715 YTD Change(%): -2.063 Bloomberg Estimates - EPS Current Quarter: 0.257 Current Year: 1.193 Bloomberg Estimates - Sales Current Quarter: 1823.500 Current Year: 7891.909 That's helpful. And just a quick housekeeping. On slide 25, you've provided the outlook for Newmont Goldcorp combined, which I believe for the CapEx is slightly different than the proxy or different than the proxy. I just want to confirm, so from a modeling perspective, it should be that we look at this not the proxy, is that right? Gary J Goldberg, 'Chief Executive Officer' That's exactly right, Fahad. Fahad Tariq Okay. Thanks. Gary J Goldberg, 'Chief Executive Officer' Use this guidance for modeling. Fahad Tariq Thank you. Operator Our next question comes from Josh Wolfson of Desjardins. Please go ahead. Josh Wolfson Thank you. A couple of questions. So first off for the assets that would be within the proposed joint venture and I guess incorporated within that 55/45 split. Does that include your assets, Phoenix, Long Canyon and Cripple Creek? Tom Palmer, 'President and Chief Operating Officer' Tom here. Yes, it does and Cripple Creek and Victor and it's concentrate, and the heat value of its sulfur is an essential element of extracting the full value out of Nevada. Josh Wolfson Okay. Gary J Goldberg, 'Chief Executive Officer' As well as Long Canyon, Josh. You didn't mention Long Canyon. Josh Wolfson Page 8 of 12

Company Name: Newmont Company Ticker: NEM US Date: 2019-03-04 Event Description: M&A Update Call Market Cap: 18,076.14 Current PX: 33.935 YTD Change($): -.715 YTD Change(%): -2.063 Bloomberg Estimates - EPS Current Quarter: 0.257 Current Year: 1.193 Bloomberg Estimates - Sales Current Quarter: 1823.500 Current Year: 7891.909 Okay. And then second and it might be a bit early, but have the two groups or yourselves looked into what the anti-competition or regulatory risks would be with this proposal, I guess especially with the labor risks there and the United Nation risks as well? Gary J Goldberg, 'Chief Executive Officer' Those are all things we need to sit down and address. Though in situations that I've been involved in and putting together operations and joint ventures, whether it's in coal fields in Australia or the US., those have not been issues. Josh Wolfson Okay. And then lastly, I think there was a discussion of capital spending or projected capital spending of roughly $600 million over the forecast period of 2019 to 2025. 2025. That seems a bit lower I think than what was previously stated. Is it safe to assume that the capital spending would be higher earlier over the period that's been provided? Gary J Goldberg, 'Chief Executive Officer' No, this is attributable capital, to be clear, and as we continue to work through, we've provided some project smoothing in here and resequencing that's allowed us to take that number down a bit from what we've been talking about. Tom Palmer, 'President and Chief Operating Officer' The number you're seeing there also Josh, is just the development capital. Josh Wolfson Okay. That's all my questions. Thank you very much. Gary J Goldberg, 'Chief Executive Officer' Thank you. Operator (Operator Instructions). And our next question will come from Brian MacArthur of Raymond James. Please go ahead. Brian MacArthur Hi, good morning. I'm just curious, I thought the royalty was interesting thing to thrown into the mix. Is that --is there anything magical? That 1.5%, I assume it's all negotiable. And the second part, you talk about reserves and resources. Is that over inferred resources or you mean things are done at different prices or whatever? How do you conceptually think of that? Page 9 of 12

Company Name: Newmont Company Ticker: NEM US Date: 2019-03-04 Event Description: M&A Update Call Market Cap: 18,076.14 Current PX: 33.935 YTD Change($): -.715 YTD Change(%): -2.063 Bloomberg Estimates - EPS Current Quarter: 0.257 Current Year: 1.193 Bloomberg Estimates - Sales Current Quarter: 1823.500 Current Year: 7891.909 Gary J Goldberg, 'Chief Executive Officer' Yeah, the simple answer to that Brian, we both have our published mineral reserves and resources in Nevada, in the Nevada related properties. Anything beyond that, the idea is to use the royalty to address in case there's additional reserves or resources found in other areas that ultimately get processed so that each of us gets proper credit for what we contribute to the joint venture. Brian MacArthur Great. Thank you. Operator Our next question comes from Carey MacRury of Canaccord Genuity. Carey MacRury Hi, good morning. Just a question on the costs on slide 25, the pro forma longer term outlook. Goldcorp does their costs on a by-product basis. Are we to assume that those are done the same way that each company does it today or is this under US GAAP and sort of restated? Gary J Goldberg, 'Chief Executive Officer' Yeah, what we've done is put it in the form that we would report so it's co-product basis for those that are large contributors. For smaller amounts like silver, like we already do with our existing cost estimates at Newmont, it would be by-product basis. Carey MacRury So there's others no by-product credit for the zinc out of Penasquito? Gary J Goldberg, 'Chief Executive Officer' Correct, this is co-product accounted for here, yes. Tom Palmer, 'President and Chief Operating Officer' This is in the Newmont reporting format. Carey MacRury Okay. And then secondly, with the Nevada split 55-45 you're effectively giving up operational control in Nevada and given your history of running some of these facilities, do you see there any risks around that? Page 10 of 12

Company Name: Newmont Company Ticker: NEM US Date: 2019-03-04 Event Description: M&A Update Call Market Cap: 18,076.14 Current PX: 33.935 YTD Change($): -.715 YTD Change(%): -2.063 Bloomberg Estimates - EPS Current Quarter: 0.257 Current Year: 1.193 Bloomberg Estimates - Sales Current Quarter: 1823.500 Current Year: 7891.909 Tom Palmer, 'President and Chief Operating Officer' What we've proposed in the JV is equal representation on the management committee and the technical committee and then we appoint an operating group that run the business. So we bring our management expertise and our technical expertise and our environmental expertise, and our safety expertise to the table. So it's a equal representation on those key committees. Carey MacRury But ultimately is the voting power 55-45? Gary J Goldberg, 'Chief Executive Officer' Yes, that's--Tom Palmer, 'President and Chief Operating Officer' Yes, that's right. Carey MacRury Okay. All right. Great. Thank you. Operator (Operator Instructions). And our next question will come from Chris Terry of Deutsche Bank. Please go ahead. Chris Terry Hi, Gary. Hi, Tom. Just the slide 16, just looking at the production profile that you have overall talking about the seven to eight sort of range and then squaring that with the six to seven. Just to be clear ones with --the only difference there is that you still would plan divestments under the Goldcorp, Newmont transaction, is that correct? Gary J Goldberg, 'Chief Executive Officer' Correct. We've not gone through and optimized either the projects or gone through and made any adjustments for any potential divestments. Tom Palmer, 'President and Chief Operating Officer' And Chris, we talked about getting into that 6 million to 7 million zone over the long run. So as we look to do that project optimization resequencing over the long run, so along the time period then the seven-year outlook, you can expect us to be in that 6 million to 7 million ounce range. Page 11 of 12

Company Name: Newmont Company Ticker: NEM US Date: 2019-03-04 Event Description: M&A Update Call Market Cap: 18,076.14 Current PX: 33.935 YTD Change($): -.715 YTD Change(%): -2.063 Bloomberg Estimates - EPS Current Quarter: 0.257 Current Year: 1.193 Bloomberg Estimates - Sales Current Quarter: 1823.500 Current Year: 7891.909 Chris Terry Okay, thanks. That's helpful, and then just on coming back to the Nevada JV, the 45/55 split, and the way that you've structured it, are you flexible, presumably if Barrick come back and want to negotiate that, are you flexible on the terms and how that all comes through or is that you've sort of first and final offer on how we think about it. And the other part to the question is, do you look at Nevada as an all or nothing deal? Or does it have to include every piece? Or could you do a partial deal depending on how Barrick come back? Gary J Goldberg, 'Chief Executive Officer' No. I think, Chris it's all open. We need to really sit down, as I've been saying sit down with them to discuss the details in terms of all or nothing. We have a great joint venture in Western Nevada already at Turquoise Ridge. That's working well. This is really in regards to taking a bigger look at the rest of Nevada and what might be possible. Chris Terry Okay. Thanks Guys. Gary J Goldberg, 'Chief Executive Officer' Thanks, Chris. Operator This concludes our question-and-answer session. I would like to turn the conference back over to Gary Goldberg for closing remarks. Gary J Goldberg, 'Chief Executive Officer' Thank you for your time today and your interest in the Newmont Goldcorp strategic combination. Operator The conference has now concluded. Thank you for attending today's presentation. You may now disconnect. This transcript may not be 100 percent accurate and may contain misspellings and other inaccuracies. This transcript is provided "as is", without express or implied warranties of any kind. Bloomberg retains all rights to this transcript and provides it solely for your personal, non-commercial use. Bloomberg, its suppliers and third-party agents shall have no liability for errors in this transcript or for lost profits, losses, or direct, indirect, incidental, consequential, special or punitive damages in connection with the furnishing, performance or use of such transcript. Neither the information nor any opinion expressed in this transcript constitutes a solicitation of the purchase or sale of securities or commodities. Any opinion expressed in the transcript does not necessarily reflect the views of Bloomberg LP. © COPYRIGHT 2019, BLOOMBERG LP. All rights reserved. Any reproduction, redistribution or retransmission is expressly prohibited. Page 12 of 12

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbor created by such sections and other applicable laws and “forward-looking information” within the meaning of applicable Canadian securities laws. Where a forward-looking statement expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, such statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by the forward-looking statements. Forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as “anticipate,” “intend,” “plan,” “will,” “would,” “estimate,” “expect,” “believe,” “target,” “indicative,” “preliminary,” or “potential.” Forward-looking statements in this communication may include, without limitation: (i) statements relating to Newmont’s planned acquisition of Goldcorp (the “proposed transaction”) and the expected terms, timing and closing of the proposed transaction, including receipt of required approvals and satisfaction of other customary closing conditions; (ii) estimates of future production and sales, including expected annual production range; (iii) estimates of future costs applicable to sales and all-in sustaining costs; (iv) expectations regarding accretion; (v) estimates of future capital expenditures; (vi) estimates of future cost reductions, efficiencies and synergies; (vii) expectations regarding future exploration and the development, growth and potential of Newmont’s and Goldcorp’s operations, project pipeline and investments, including, without limitation, project returns, expected average IRR, schedule, decision dates, mine life, commercial start, first production, capital average production, average costs and upside potential; (viii) expectations regarding future investments or divestitures; (ix) expectations of future dividends and returns to stockholders; (x) expectations of future free cash flow generation, liquidity, balance sheet strength and credit ratings; (xi) expectations of future equity and enterprise value; (xii) expectations of future plans and benefits; (xiii) expectations regarding future mineralization, including, without limitation, expectations regarding reserves and resources, grade and recoveries; (xiv) estimates of future closure costs and liabilities; (xv) statements relating to the proposed acquisition of Newmont by Barrick, including potential dilution, synergies and value creation, and (xvi) the possible joint venture in Nevada, including the potential terms and benefits thereof. Estimates or expectations of future events or results are based upon certain assumptions, which may prove to be incorrect. Such assumptions, include, but are not limited to: (i) there being no significant change to current geotechnical, metallurgical, hydrological and other physical conditions; (ii) permitting, development, operations and expansion of Newmont’s and Goldcorp’s operations and projects being consistent with current expectations and mine plans, including, without limitation, receipt of export approvals; (iii) political developments in any jurisdiction in which Newmont and Goldcorp operate being consistent with its current expectations; (iv) certain exchange rate assumptions for the Australian dollar or the Canadian dollar to the U.S. dollar, as well as other exchange rates being approximately consistent with current levels; (v) certain price assumptions for gold, copper, silver, zinc, lead and oil; (vi) prices for key supplies being approximately consistent with current levels; (vii) the accuracy of current mineral reserve, mineral resource and mineralized material estimates; and (viii) other planning assumptions. Risks relating to forward-looking statements in regard to the Newmont’s and Goldcorp’s business and future performance may include, but are not limited to, gold and other metals price volatility, currency fluctuations, operational risks, increased production costs and variances in ore grade or recovery rates from those assumed in mining plans, political risk, community relations, conflict resolution governmental regulation and judicial outcomes and other risks. In addition, material risks that could cause actual results to differ from forward-looking statements include: the inherent uncertainty associated with financial or other projections; the prompt and effective integration of Newmont’s and Goldcorp’s businesses and the ability to achieve the anticipated synergies and value-creation contemplated by the proposed transaction; the risk associated with Newmont’s and Goldcorp’s ability to obtain the approval of the proposed transaction by their stockholders required to consummate the proposed transaction and the timing of the closing of the proposed transaction, including the risk that the conditions to the transaction are not satisfied on a timely basis or at all and the failure of the transaction to close for any other reason; the risk that a consent or authorization that may be required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated; the outcome of any legal proceedings that may be instituted against the parties and others related to the arrangement agreement; unanticipated difficulties or expenditures relating to the transaction, the response of business partners and retention as a result of the announcement and pendency of the transaction; potential volatility in the price of Newmont Common Stock due to the proposed transaction; the anticipated size of the markets and continued demand for Newmont’s and Goldcorp’s resources and the impact of competitive responses to the announcement of the transaction; and the diversion of management time on transaction-related issues. For a more detailed discussion of such risks and other factors, see Newmont’s 2018 Annual Report on Form 10-K, filed with the Securities and Exchange Commission (“SEC”) as well as the Company’s other SEC filings, available on the SEC website or www.newmont.com, Goldcorp’s most recent annual information form as well as Goldcorp’s other filings made with Canadian securities regulatory authorities and available on SEDAR, on the SEC website or www.goldcorp.com. Newmont is not affirming or adopting any statements or reports attributed to Goldcorp (including prior mineral reserve and resource declaration) in this communication or made by Goldcorp outside of this communication. Goldcorp is not affirming or adopting any statements or reports attributed to Newmont (including prior mineral reserve and resource declaration) in this communication or made by Newmont outside of this communication. Newmont and Goldcorp do not undertake any obligation to release publicly revisions to any “forward-looking statement,” including, without limitation, outlook, to reflect events or circumstances after the date of this communication, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws. Investors should not assume that any lack of update to a previously issued “forward-looking statement” constitutes a reaffirmation of that statement. Continued reliance on “forward-looking statements” is at investors’ own risk.

Additional Information about the Proposed Transaction and Where to Find It

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. This communication is being made in respect of the proposed transaction involving the Company and Goldcorp pursuant to the terms of an Arrangement Agreement by and among the Company and Goldcorp and may be deemed to be soliciting material relating to the proposed transaction. In connection with the proposed transaction, the Company will file a proxy statement relating to a special meeting of its stockholders with the SEC. Additionally, the Company will file other relevant materials in connection with the proposed transaction with the SEC. Security holders of the Company are urged to read the proxy statement regarding the proposed transaction and any other relevant materials carefully in their entirety when they become available before making any voting or investment decision with respect to the proposed transaction because they will contain important information about the proposed transaction and the parties to the transaction. The definitive proxy statement will be mailed to the Company’s stockholders. Stockholders of the Company will be able to obtain a copy of the proxy statement, the filings with the SEC that will be incorporated by reference into the proxy statement as well as other filings containing information about the proposed transaction and the parties to the transaction made by the Company with the SEC free of charge at the SEC’s website at www.sec.gov, on the Company’s website at www.newmont.com/investor-relations/default.aspx or by contacting the Company’s Investor Relations department at jessica.largent@newmont.com or by calling 303-837-5484. Copies of the documents filed with the SEC by Goldcorp will be available free of charge at the SEC’s website at www.sec.gov.

Participants in the Proposed Transaction Solicitation

The Company and its directors, its executive officers, members of its management, its employees and other persons, under SEC rules, may be deemed to be participants in the solicitation of proxies of the Company’s stockholders in connection with the proposed transaction. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of the Company’s executive officers and directors in the solicitation by reading the Company’s 2018 Annual Report on Form 10-K filed with the SEC on February 21, 2019, its proxy statement relating to its 2018 Annual Meeting of Stockholders filed with the SEC on March 9, 2018 and other relevant materials filed with the SEC when they become available. Additional information regarding the interests of such potential participants in the solicitation of proxies in connection with the proposed transaction will be set forth in the proxy statement filed with the SEC relating to the transaction when it becomes available. Additional information concerning Goldcorp’s executive officers and directors is set forth in its 2017 Annual Report on Form 40-F filed with the SEC on March 23, 2018, its management information circular relating to its 2018 Annual Meeting of Stockholders filed with the SEC on March 16, 2018 and other relevant materials filed with the SEC when they become available.

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